Exhibit 99.1

 GENESEE & WYOMING REPORTS DILUTED EPS OF $0.26 FOR THE FOURTH QUARTER OF 2004;
            $0.34 EXCLUDING IMPACT OF REFINANCING AND TAX ADJUSTMENT

    GREENWICH, Conn., Feb. 15 /PRNewswire-FirstCall/ -- Genesee & Wyoming Inc.
(GWI) (NYSE: GWR) reported today that net income in the fourth quarter of 2004 was $7.2 million, compared to net income of $7.9 million in the fourth quarter of 2003. GWI's fourth quarter 2004 results included a $1.1 million after-tax charge related to its November debt refinancing as well as a $1.0 million tax accrual related to an increase in its projected U.S. tax rate.

    GWI's diluted earnings per share in the fourth quarter of 2004 were $0.26 with 27.6 million shares outstanding, compared to diluted earnings per share of $0.28 with 27.3 million shares outstanding in the fourth quarter of 2003. Excluding the $0.04 impact of the debt refinancing and the $0.04 impact of the U.S. tax rate adjustment, GWI's diluted earnings per share were $0.34 in the fourth quarter of 2004. (Note that prior to GWI's adoption of Emerging Issues Task Force Bulletin Issue No. 03-06 under FASB Statement No. 128 which became effective June 30, 2004, GWI's diluted EPS for the fourth quarter of 2003 were $0.29.)

    Based on GWI's current and projected level of profitability, management has increased the tax rate used to compute its U.S. income tax expense to the highest corporate bracket of 35%. As a result, GWI increased its fourth quarter tax accrual by $1.0 million, of which $0.2 million relates to the first nine months of 2004 and $0.8 million relates to an increase in net U.S. deferred tax liabilities generated in 2003 and prior years. From 2005 through 2007, the increased tax provision will be more than offset by recent U.S. tax legislation which is expected to significantly reduce GWI's effective book tax rate because of a three-year tax credit for short line railroads.

    As previously announced, the $257 million refinancing of GWI's U.S. and Canadian credit facilities in the fourth quarter of 2004 resulted in a $1.1 million after-tax charge, of which $0.9 million was a non-cash write-off of deferred financing fees and $0.2 million was the cash cost of exiting certain interest rate swaps.

    North American Results
    In the fourth quarter of 2004, GWI's North American revenue increased 30.1% to $80.1 million, compared to $61.5 million in the fourth quarter of 2003. Of this $18.6 million increase in revenue, $9.6 million was same- railroad growth, $6.6 million was from the acquisition of rail lines from Georgia-Pacific Corp., $1.9 million was from the start-up of the Tazewell & Peoria Railroad in Illinois and $0.5 million was from the start-up of the Savannah Wharf rail line in Georgia. The 15.5% growth in same-railroad revenue was balanced across multiple commodity groups, with particular strength in metals shipments which increased by $1.5 million, or 33.1%; coal shipments which increased by $1.3 million, or 14.7%; and paper shipments which increased by $1.2 million, or 16.0%.

    GWI's North American operating income in the fourth quarter of 2004 increased 41.8% to $11.7 million, compared with $8.3 million in the fourth quarter of 2003. The North American operating ratio improved by 1.2% to 85.4% in the fourth quarter of 2004, compared with an operating ratio of 86.6% in the fourth quarter of 2003. Operating costs in the fourth quarter of 2004 were adversely affected by a 55.3% increase in the average price per gallon of diesel fuel compared to the same period last year. GWI also incurred $0.5 million in start up costs from the commencement of operations of the Tazewell & Peoria Railroad in November 2004.

    Australian Results
    In Australia, revenue at GWI's 50%-owned subsidiary, Australian Railroad Group (ARG), increased 15.1% to US$85.9 million in the fourth quarter of 2004, compared with US$74.6 million in the fourth quarter of 2003. This US$11.3 million increase in revenue was composed of US$3.2 million in grain, US$2.0 million in iron ores and US$6.1 million in all other revenues. In Australian dollars, ARG's revenue increased 12.0% in the fourth quarter of 2004 compared with the fourth quarter of 2003.

    ARG's operating income in the fourth quarter of 2004 was US$17.1 million, compared with operating income of US$18.6 million in the fourth quarter of 2003. ARG's operating ratio was 80.1% in the fourth quarter of 2004, compared with 75.0% in the fourth quarter of 2003. The operating ratio in the fourth quarter of 2004 was adversely impacted by higher contract driver costs due to a locomotive engineer shortage in Australia and a 49.8% increase in the price of diesel fuel.

    Equity income from ARG in the fourth quarter of 2004 was US$3.5 million, unchanged from the fourth quarter of 2003. Equity income in the fourth quarter of 2003 included a US$0.9 million charge from the write-off of unamortized financing fees in conjunction with ARG's debt refinancing and a US$0.6 million tax benefit from finalizing the tax base of assets acquired from the government of Western Australia. In comparing the fourth quarter of 2004 with the fourth quarter of 2003, the Australian dollar strengthened 4.0%.

    Annual Consolidated Results
    For the year ended December 31, 2004, GWI reported net income of $37.6 million, of which $22.7 million (60.4%) was from North America, $14.2 million (37.8%) was from Australia and $0.7 million (1.8%) was from South America. This represents a 31.0% increase over $28.7 million of net income reported in the year ended December 31, 2003. GWI's diluted earnings per share increased 32.0% to $1.36 in 2004 (with 27.4 million shares outstanding), compared with $1.03 in 2003 (with 26.8 million shares outstanding).

    For the year ended December 31, 2004, GWI's North American operations generated Free Cash Flow of $33.1 million (defined as Cash from Operations of $55.0 million less Cash used in Investing of $24.8 million excluding Cash used for Acquisitions of $2.9 million) compared with $26.0 million of Free Cash Flow (defined as Cash from Operations of $46.9 million less Cash used in Investing of $75.9 million excluding Cash used for Acquisitions of $55.0 million) in the same period of 2003. See the attached schedule for a description and discussion of Free Cash Flow.

    Mortimer B. Fuller III, Chairman and Chief Executive Officer of GWI, commented, "GWI's financial results for 2004 were excellent. In North America, our net income increased 25.6% and we generated record free cash flow of $33.1 million. Due to strong economic activity throughout our operating regions, we achieved 12.8% same railroad revenue growth, which more than offset a substantial increase in the price of diesel fuel. In addition, our Rail Link management team successfully integrated the acquisition of three railroads from Georgia-Pacific and one rail property from CSX, while our Illinois management team achieved a smooth start up of the Tazewell & Peoria Railroad."

    Mr. Fuller continued, "In Australia, ARG's net income increased 37.3%, as we hauled record tonnages of grain and experienced good growth in most of our ores and minerals traffic. Against a backdrop of high fuel prices and locomotive driver shortages for most of the year, this was a reasonably good outcome for ARG. Although we will be shipping a weaker grain harvest in 2005, we are focused on the strong fundamentals of our non-grain business and will be investing to support its growth. Due to major expansion plans at three of our iron ore customers and one of our alumina customers, we expect to benefit from traffic growth late in 2005 and into 2006."

    As previously announced, GWI's conference call to discuss financial results for the fourth quarter will be held today at 10:00AM (Eastern Time). The dial-in number for the teleconference is 800-288-8961 or the call may be accessed live over the Internet (listen only) directly at http://phx.corporate-ir.net/phoenix.zhtml?c=64426&p=irol-irhome or via the Investors tab of Genesee & Wyoming's website (http://www.gwrr.com). An audio replay of the conference call will be accessible via the Investors tab of Genesee & Wyoming's website starting this afternoon.

    GWI is a leading operator of short line and regional freight railroads in the United States, Canada, Mexico, Australia and Bolivia. The Company operates over 8,100 miles of owned and leased track and more than 3,000 additional miles under track access arrangements.

    This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that involve risks and uncertainties that could cause actual results to differ materially from its current expectations including, but not limited to, economic conditions, customer demand, increased competition in relevant markets, and others. GWI refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as GWI's Forms 10-Q and 10-K which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release.

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                            Three Months Ended                Year Ended
                                                December 31,                 December 31,
                                        ---------------------------   ---------------------------
                                            2004           2003           2004           2003
                                        ------------   ------------   ------------   ------------
REVENUES                                $     80,076   $     61,529   $    303,784   $    244,827

EQUITY ISSUANCE EXPENSE                            -              -            542              -
OPERATING EXPENSES                            68,378         53,278        253,203        208,522
INCOME FROM OPERATIONS                        11,698          8,251         50,039         36,305

INTEREST EXPENSE                              (4,072)        (1,961)       (11,142)        (8,646)
OTHER (EXPENSE) INCOME, NET                     (333)           219           (131)           986

INCOME BEFORE INCOME TAXES AND
 EQUITY EARNINGS                               7,293          6,509         38,766         28,645

PROVISION FOR INCOME TAXES                     3,791          2,308         16,059         10,567

INCOME BEFORE EQUITY EARNINGS                  3,502          4,201         22,707         18,078

EQUITY IN NET INCOME OF
 INTERNATIONAL AFFILIATES:
  AUSTRALIAN RAILROAD GROUP                    3,489          3,512         14,235         10,371
  SOUTH AMERICA                                  181            158            677            270

NET INCOME                                     7,172          7,871         37,619         28,719
IMPACT OF PREFERRED STOCK
 OUTSTANDING                                       -            301            479          1,270

NET INCOME AVAILABLE TO COMMON
 SHAREHOLDERS                           $      7,172   $      7,570   $     37,140   $     27,449

BASIC EARNINGS PER SHARE:

     NET INCOME AVAILABLE TO COMMON
      SHAREHOLDERS                      $       0.29   $       0.32   $       1.54   $       1.16

     WEIGHTED AVERAGE NUMBER
        OF SHARES OUTSTANDING                 24,328         23,838         24,138         23,659

DILUTED EARNINGS PER SHARE:

     NET INCOME                         $       0.26   $       0.28   $       1.36   $       1.03

     WEIGHTED AVERAGE NUMBER
         OF SHARES OUTSTANDING                27,644         27,255         27,402         26,768

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                            December 31,    December 31,
                                                2004           2003
                                           -------------   -------------
ASSETS
CURRENT ASSETS:
    Cash and cash equivalents              $      14,451   $      11,118
    Accounts receivable, net                      64,537          54,656
    Materials and supplies                         5,263           5,204
    Prepaid expenses and other                     7,784           6,204
    Deferred income tax assets, net                3,190           3,010
      Total current assets                        95,225          80,192

PROPERTY AND EQUIPMENT, net                      337,024         315,345
INVESTMENT IN UNCONSOLIDATED
 AFFILIATES                                      132,528         117,664
GOODWILL                                          24,682          24,522
INTANGIBLE ASSETS, net                            77,778          79,357
OTHER ASSETS, net                                 10,014          10,093
     Total assets                          $     677,251   $     627,173

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of long-term debt      $       6,356   $       6,589
    Accounts payable                              63,794          57,472
    Accrued expenses                              21,598          13,902
     Total current liabilities                    91,748          77,963

LONG-TERM DEBT, less current portion             125,881         151,433
DEFERRED INCOME TAX LIABILITIES, net              50,517          41,840
DEFERRED ITEMS - grants from
 governmental agencies                            46,229          42,667
DEFERRED GAIN - sale/leaseback                     3,495           3,982
OTHER LONG-TERM LIABILITIES                       14,122          14,843
MINORITY INTEREST                                  3,559           3,365

REDEEMABLE CONVERTIBLE PREFERRED
 STOCK                                                 -          23,994

TOTAL STOCKHOLDERS' EQUITY                       341,700         267,086
     Total liabilities and
      stockholders' equity                 $     677,251   $     627,173

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                                          Year Ended
                                                          December 31,
                                                  ---------------------------
                                                      2004           2003
                                                  ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                     $     37,619   $     28,719
   Adjustments to reconcile net income
    to net cash provided by operating
    activities-
   Depreciation and amortization                        19,243         15,471
   Amortization of restricted stock                        189
   Deferred income taxes                                 7,856          9,659
   Net gain on sale and impairment of assets               (13)           (87)
   Write off of deferred financing fees
    from early extinguishment of debt                    1,611              -
   Equity earnings of unconsolidated
    international affiliates                           (14,911)       (10,641)
   Minority interest expense                               194            243
   Tax benefit realized upon exercise
    of stock options                                     1,545          1,123
   Valuation adjustment of split dollar
    life insurance asset                                  (459)          (367)
   Changes in assets and liabilities,
    net of effect of acquisitions -
      Accounts receivable                               (9,210)         3,267
      Materials and supplies                                 9            325
      Prepaid expenses and other                        (1,567)           999
      Accounts payable and accrued
       expenses                                         12,846         (3,941)
      Other assets and liabilities, net                     35          2,147
            Net cash provided by
             operating activities                       54,987         46,917

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment,
    net of proceeds from government grants             (28,072)       (18,934)
   Locomotive upgrade project                                -         (4,076)
   Purchase of Pawnee Transloading Company
    Inc., net of cash received, Homer City
    and Savannah Wharf rail properties                  (2,909)             -
   Purchase of Chattahoochee Industrial
    Railroad, Arkansas, Louisiana and
    Mississippi Railroad and Fordyce &
    Princeton Railroad Companies                             -        (54,952)
   Cash received from unconsolidated
    international affiliates                             5,757            132
   Proceeds from disposition of
    property and equipment                                 448          1,941
            Net cash used in investing
             activities                                (24,776)       (75,889)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Principal payments on long-term borrowings         (283,579)      (159,608)
   Proceeds from issuance of long-term debt            254,800        186,500
   Payment of debt issuance costs                       (1,396)             -
   Proceeds from employee stock purchases                3,046          2,546
   Dividend on Redeemable Convertible
    Preferred Stock                                       (411)        (1,000)
            Net cash (used in) provided
             by financing activities                   (27,540)        28,438

EFFECT OF EXCHANGE RATE CHANGES ON
 CASH AND CASH EQUIVALENTS                                 662            624

INCREASE IN CASH AND CASH EQUIVALENTS                    3,333             90
CASH AND CASH EQUIVALENTS, beginning
 of period                                              11,118         11,028
CASH AND CASH EQUIVALENTS, end of
 period                                           $     14,451   $     11,118

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                   Selected Consolidated Financial Information
                             (dollars in thousands)
                                   (Unaudited)

                                                     Three Months Ended
                                                        December 31,
                                      -------------------------------------------------
                                                2004                      2003
                                      -----------------------   -----------------------
                                                       % of                      % of
                                        Amount       Revenue      Amount       Revenue
                                      ----------   ----------   ----------   ----------
Revenues:
     Freight                          $   58,439         73.0%  $   45,848         74.5%
     Non-freight                          21,637         27.0%      15,681         25.5%

        Total revenues                $   80,076        100.0%  $   61,529        100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits                    $   27,183         33.9%  $   22,447         36.5%
Equipment rents                            7,376          9.2%       5,247          8.5%
Purchased services                         5,086          6.4%       4,031          6.6%
Depreciation and amortization              4,948          6.2%       4,033          6.6%
Diesel fuel                                7,919          9.9%       4,600          7.5%
Casualties and insurance                   3,752          4.7%       4,156          6.8%
Materials                                  4,191          5.2%       3,367          5.5%
Net gain on sale and impairment of
 assets                                        -          0.0%        (228)        -0.4%
Other expenses                             7,923          9.9%       5,625          9.0%

Total operating expenses              $   68,378         85.4%  $   53,278         86.6%

Functional Classification
Transportation                        $   28,448         35.5%  $   22,263         36.2%
Maintenance of ways and structures         7,344          9.2%       6,418         10.4%
Maintenance of equipment                  12,813         16.0%       9,514         15.5%
General and administrative                14,825         18.5%      11,278         18.3%
Net gain on sale and impairment of
 assets                                        -          0.0%        (228)        -0.4%
Depreciation and amortization              4,948          6.2%       4,033          6.6%

Total operating expenses              $   68,378         85.4%  $   53,278         86.6%

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                   Selected Consolidated Financial Information
                             (dollars in thousands)
                                   (Unaudited)

                                                           Year Ended
                                                           December 31,
                                        -------------------------------------------------
                                                  2004                      2003
                                        -----------------------   -----------------------
                                                        % of                      % of
                                           Amount      Revenue      Amount       Revenue
                                        ----------   ----------   ----------   ----------
Revenues:
     Freight                            $  226,265         74.5%  $  182,567         74.6%
     Non-freight                            77,519         25.5%      62,260         25.4%

        Total revenues                  $  303,784        100.0%  $  244,827        100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits                      $  105,079         34.6%  $   87,315         35.7%
Equipment rents                             27,692          9.1%      18,409          7.5%
Purchased services                          18,358          6.0%      17,766          7.3%
Depreciation and amortization               19,243          6.3%      15,471          6.3%
Diesel fuel                                 25,432          8.4%      18,325          7.5%
Casualties and insurance                    15,710          5.2%      13,831          5.6%
Materials                                   15,336          5.0%      15,189          6.2%
Net gain on sale and impairment of
 assets                                        (13)         0.0%         (87)         0.0%
Other expenses                              26,908          8.9%      22,303          9.1%

Total operating expenses                $  253,745         83.5%  $  208,522         85.2%

Functional Classification
Transportation                          $  102,425         33.7%  $   84,268         34.4%
Maintenance of ways and structures          29,346          9.7%      25,969         10.6%
Maintenance of equipment                    47,602         15.7%      36,695         15.0%
General and administrative                  55,142         18.1%      46,206         18.9%
Net gain on sale and impairment of
 assets                                        (13)         0.0%         (87)         0.0%
Depreciation and amortization               19,243          6.3%      15,471          6.3%

Total operating expenses                $  253,745         83.5%  $  208,522         85.2%

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
      North American Railroad Freight Revenue, Carloads and Average Revenue
                                   Per Carload
                          Comparison by Commodity Group
           (dollars in thousands, except average revenue per carload)

                                              Three Months Ended                  Three Months Ended
                                              December 31, 2004                   December 31, 2003
                                      ---------------------------------   ---------------------------------
                                                               Average                             Average
                                                               Revenue                             Revenue
                                       Freight                  Per        Freight                  Per
Commodity Group                        Revenues    Carloads    Carload     Revenues    Carloads    Carload
-----------------------------------   ---------   ---------   ---------   ---------   ---------   ---------
Paper                                 $  10,776      24,169         446   $   7,651      18,322   $     418
Coal, Coke & Ores                        10,686      46,987         227       8,962      41,945         214
Lumber & Forest Products 6,502           18,732         347       4,317      13,285         325
Metals                                    6,386      19,472         328       4,494      14,516         310
Petroleum Products                        6,214       8,100         767       5,705       7,765         735
Minerals & Stone                          5,599      14,347         390       5,462      13,880         394
Farm & Food Products                      4,816      13,462         358       3,934      10,901         361
Chemicals-Plastics                        4,274       8,487         504       2,858       5,886         486
Autos & Auto Parts                        1,416       3,207         442       1,424       3,471         410
Intermodal                                  640       1,601         400         375       1,183         317
Other                                     1,130       4,323         261         666       2,827         236

Totals                                $  58,439     162,887         359   $  45,848     133,981         342

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
      North American Railroad Freight Revenue, Carloads and Average Revenue
                                   Per Carload
                          Comparison by Commodity Group
           (dollars in thousands, except average revenue per carload)

                                                  Year Ended                         Year Ended
                                              December 31, 2004                   December 31, 2003
                                      ---------------------------------   ---------------------------------
                                                               Average                             Average
                                                               Revenue                             Revenue
                                        Freight                 Per        Freight                   Per
Commodity Group                        Revenues    Carloads    Carload     Revenues    Carloads    Carload
-----------------------------------   ---------   ---------   ---------   ---------   ---------   ---------
Coal, Coke & Ores                     $  45,126     191,038   $     236   $  37,881     167,363   $     226
Paper                                    40,486      94,340         429      30,939      74,662         414
Lumber & Forest
 Products                                25,295      76,055         333      17,093      53,793         318
Petroleum Products                       24,465      32,401         755      24,455      31,798         769
Metals                                   23,464      73,412         320      17,445      59,502         293
Minerals & Stone                         22,294      59,197         377      21,983      56,484         389
Chemicals-Plastics                       16,270      31,262         520      11,067      23,517         471
Farm & Food Products                     16,203      40,520         400      12,133      32,589         372
Autos & Auto Parts                        6,362      14,665         434       5,775      14,235         406
Intermodal                                2,409       6,425         375       1,574       5,518         285
Other                                     3,891      14,034         277       2,222      10,292         216

Totals                                $ 226,265     633,349         357   $ 182,567     529,753         345

                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
                        CONSOLIDATED STATEMENTS OF INCOME
                           (U.S. dollars in thousands)
                             (Unaudited - U.S. GAAP)

                                Three Months Ended                Year Ended
                                    December 31,                  December 31,
                           ---------------------------   ---------------------------
                               2004           2003           2004           2003
                           ------------   ------------   ------------   ------------
REVENUES                   $     85,882   $     74,583   $    333,647   $    249,571
OPERATING EXPENSES               68,773         55,936        265,702        194,089
RESTRUCTURING COSTS                   -              -              -            267
TOTAL OPERATING EXPENSES         68,773         55,936        265,702        194,356
INCOME FROM OPERATIONS           17,109         18,647         67,945         55,215

INTEREST EXPENSE                 (7,370)       (11,120)       (28,438)       (33,877)
INTEREST INCOME                     265            857          1,227          3,271

INCOME BEFORE TAX                10,004          8,384         40,734         24,609

PROVISION FOR INCOME TAX          3,028          1,361         12,264          3,866

NET INCOME                 $      6,976   $      7,023   $     28,470   $     20,743

Australian Railroad Group Pty. Ltd. is 50%-owned by Genesee & Wyoming Inc.

                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
                           CONSOLIDATED BALANCE SHEETS
                           (U.S. dollars in thousands)
                             (Unaudited - U.S. GAAP)

                                              December 31,    December 31,
                                                  2004            2003
                                             -------------   -------------
ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                $      21,217   $      26,618
    Accounts receivable, net                        49,085          47,764
    Materials and supplies                          11,580          10,033
    Prepaid expenses and other                       3,055           3,069
      Total current assets                          84,937          87,484

PROPERTY AND EQUIPMENT, net                        541,470         478,808
DEFERRED INCOME TAX ASSETS, net                     77,325          80,193
OTHER ASSETS, net                                    8,522           5,476
     Total assets                            $     712,254   $     651,961

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of long-term debt        $           -   $           -
    Accounts payable                                19,832           7,199
    Accrued expenses                                31,989          35,111
    Current income tax liabilities                     364               -
     Total current liabilities                      52,185          42,310

LONG-TERM DEBT                                     383,425         367,892
DEFERRED INCOME TAX LIABILITIES, net                21,207          14,271
OTHER LONG-TERM LIABILITIES                          2,177           2,031
FAIR VALUE OF INTEREST RATE SWAPS                    9,788           9,133
SUBORDINATED NOTES TO STOCKHOLDERS                       -          11,562
     Total non-current liabilities                 416,597         404,889

REDEEMABLE PREFERRED STOCK OF
 STOCKHOLDERS                                       16,897          16,212

TOTAL STOCKHOLDERS' EQUITY                         226,575         188,550
     Total liabilities and
      stockholders' equity                   $     712,254   $     651,961

Australian Railroad Group Pty. Ltd. is 50%-owned by Genesee & Wyoming Inc.

                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (U.S. dollars in thousands)
                             (Unaudited - U.S. GAAP)

                                                       Year Ended
                                                       December 31,
                                             -----------------------------
                                                  2004            2003
                                             -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income                             $      28,470   $      20,743
      Adjustments to reconcile net income
       to net cash provided by operating
       activities-
      Depreciation and amortization                 27,346          23,443
      Deferred income taxes                         11,847          11,283
      Net gain on sale and impairment
       of assets                                      (336)         (2,081)
      Changes in assets and liabilities              4,829          (8,095)
            Net cash provided by
             operating activities                   72,156          45,293

CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchase of property and equipment           (69,519)        (35,774)
      Proceeds from disposition of
       property and equipment                        2,570           6,924
      Transfer from restricted funds
       on deposit                                        -          69,978
            Net cash (used in) provided by
             investing activities                  (66,949)         41,128

CASH FLOWS FROM FINANCING ACTIVITIES:
      Payments on subordinated notes               (10,710)              -
      Payments on borrowings                             -        (430,385)
      Proceeds from borrowings                           -         360,493
            Net cash used in
             financing activities                  (10,710)        (69,892)

EFFECT OF EXCHANGE RATE DIFFERENCES
 ON CASH AND CASH EQUIVALENTS                          102           4,207

(DECREASE) INCREASE IN CASH AND CASH
 EQUIVALENTS                                        (5,401)         20,736
CASH AND CASH EQUIVALENTS, beginning
 of period                                          26,618           5,882
CASH AND CASH EQUIVALENTS, end of
 period                                      $      21,217   $      26,618

Australian Railroad Group Pty. Ltd. is 50%-owned by Genesee & Wyoming Inc.

                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
                   Selected Consolidated Financial Information
                           (U.S. dollars in thousands)
                             (Unaudited - U.S. GAAP)

                                                         Three Months Ended
                                                            December 31,
                                     ----------------------------------------------------------
                                                2004                           2003
                                     ---------------------------    ---------------------------
                                                        % of                           % of
                                        Amount         Revenue         Amount        Revenue
                                     ------------   ------------    ------------   ------------
Revenues:
     Freight                         $     70,573           82.2%   $     63,748           85.5%
     Non-freight                           15,309           17.8%         10,835           14.5%

        Total railroad revenues      $     85,882          100.0%   $     74,583          100.0%

Operating Expenses:
Natural Classification
Labor and benefits                   $     15,835           18.4%   $     14,304           19.2%
Equipment rents                               321            0.4%            529            0.7%
Purchased services                         18,610           21.7%         16,813           22.5%
Depreciation and amortization               7,501            8.7%          6,503            8.7%
Diesel fuel used in operations              7,776            9.1%          5,142            6.9%
Diesel fuel for sales to third
 parties                                    6,395            7.4%          2,149            2.9%
Casualties and insurance                    3,152            3.7%          2,124            2.9%
Materials                                   3,115            3.6%          3,231            4.3%
Net gain on sale and impairment
 of assets                                   (712)          -0.8%         (1,265)          -1.7%
Other expenses                              6,780            7.9%          6,406            8.6%

Total operating expenses             $     68,773           80.1%   $     55,936           75.0%

Functional Classification
Transportation                       $     33,410           38.9%   $     23,951           32.1%
Maintenance of ways and structures          7,070            8.2%          6,809            9.1%
Maintenance of equipment                    7,875            9.2%          6,927            9.3%
General and administrative                 13,629           15.9%         13,011           17.5%
Net gain on sale and impairment of
 assets                                      (712)          -0.8%          (1,265)          -1.7%
Depreciation and amortization               7,501            8.7%          6,503            8.7%

Total operating expenses             $     68,773           80.1%   $     55,936           75.0%

Australian Railroad Group Pty. Ltd. is 50%-owned by Genesee & Wyoming Inc.

                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
                   Selected Consolidated Financial Information
                           (U.S. dollars in thousands)
                             (Unaudited - U.S. GAAP)

                                                            Year Ended
                                                            December 31,
                                     ----------------------------------------------------------
                                                2004                           2003
                                     ---------------------------    ---------------------------
                                                        % of                           % of
                                        Amount         Revenue         Amount        Revenue
                                     ------------   ------------    ------------   ------------
Revenues:
     Freight                         $    278,939           83.6%   $    206,923           82.9%
     Non-freight                           54,708           16.4%         42,648           17.1%

        Total railroad revenues      $    333,647          100.0%   $    249,571          100.0%

Operating Expenses:
Natural Classification
Labor and benefits                   $     59,566           17.8%   $     47,337           19.0%
Equipment rents                             2,519            0.7%          1,733            0.7%
Purchased services                         78,775           23.6%         60,096           24.1%
Depreciation and amortization              27,346            8.2%         23,443            9.4%
Diesel fuel used in operations             26,671            8.0%         15,900            6.4%
Diesel fuel for sales to third
 parties                                    19,944           6.0%          6,756            2.7%
Casualties and insurance                    9,570            2.9%          8,568            3.4%
Materials                                  13,726            4.1%         11,635            4.6%
Net gain on sale and impairment
 of assets                                   (336)          -0.1%         (2,081)          -0.8%
Other expenses                             27,921            8.4%         20,969            8.4%

Total operating expenses             $    265,702           79.6%   $    194,356           77.9%

Functional Classification
Transportation                       $    125,279           37.6%   $     76,747           30.8%
Maintenance of ways and structures         39,097           11.7%         32,694           13.1%
Maintenance of equipment                   32,849            9.8%         26,057           10.4%
General and administrative                 41,467           12.4%         37,496           15.0%
Net gain on sale and impairment of
 assets                                      (336)          -0.1%         (2,081)          -0.8%
Depreciation and amortization              27,346            8.2%         23,443            9.4%

Total operating expenses             $    265,702           79.6%   $    194,356           77.9%

Australian Railroad Group Pty. Ltd. is 50%-owned by Genesee & Wyoming Inc.

                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
        Australian Railroad Freight Revenue, Carloads and Average Revenue
                                   Per Carload
                          Comparison by Commodity Group
         (U.S. dollars in thousands, except average revenue per carload)
                                   (Unaudited)

                                             Three Months Ended                            Three Months Ended
                                              December 31, 2004                             December 31, 2003
                                 ------------------------------------------   ------------------------------------------
                                                  Average                       Average
                                                  Revenue                       Revenue
                                    Freight         Per          Freight          Per
Commodity Group                    Revenues       Carloads       Carload        Revenues       Carloads       Carload
------------------------------   ------------   ------------   ------------   ------------   ------------   ------------
Grain                            $     23,661         60,303   $        392   $     20,416         54,093   $        377
Other Ores and Minerals 14,587         27,385            533         14,813         28,680            516
Iron Ore                               12,612         52,198            242         10,598         47,461            223
Alumina                                 5,076         39,247            129          4,779         39,026            122
Bauxite                                 3,487         33,441            104          3,295         30,435            108
Hook and Pull (Haulage)                   434          1,075            404          2,412          7,191            335
Gypsum                                  1,003         12,807             78            788         11,066             71
Other                                   9,713         17,142            567          6,647         15,836            420

Total                            $     70,573        243,598            290   $     63,748        233,788            273

Australian Railroad Group Pty. Ltd. is 50%-owned by Genesee & Wyoming Inc.

                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
        Australian Railroad Freight Revenue, Carloads and Average Revenue
                                   Per Carload
                          Comparison by Commodity Group
         (U.S. dollars in thousands, except average revenue per carload)
                                   (Unaudited)

                                                  Year Ended                                    Year Ended
                                              December 31, 2004                             December 31, 2003
                                 ------------------------------------------   ------------------------------------------
                                                  Average                       Average
                                                  Revenue                       Revenue
                                    Freight         Per          Freight          Per
Commodity Group                    Revenues       Carloads       Carload        Revenues       Carloads       Carload
------------------------------   ------------   ------------   ------------   ------------   ------------   ------------
Grain                            $    101,983        265,712   $        384   $     61,125        158,462   $        386
Other Ores and
 Minerals                              58,384        109,418            534         48,782        107,257            455
Iron Ore                               45,534        201,612            226         36,238        179,711            202
Alumina                                19,666        157,168            125         16,459        153,685            107
Bauxite                                12,732        125,793            101         11,363        126,865             90
Hook and Pull (Haulage) 1,713           7,414            231          5,498         13,337            412
Gypsum                                  3,662         50,394             73          2,915         45,548             64
Other                                  35,265         67,810            520         24,543         62,865            390

Total                            $    278,939        985,321            283   $    206,923        847,730            244

Australian Railroad Group Pty. Ltd. is 50%-owned by Genesee & Wyoming Inc.

                    Free Cash Flow Description and Discussion

    Management views Free Cash Flow as an important financial measure of how well GWI is managing its assets. Subject to the limitations discussed below, Free Cash Flow is a useful indicator of cash flow that may be available for discretionary use by GWI. Free Cash Flow is defined as Net Cash Provided by Operating Activities less Net Cash Used in Investing Activities, excluding the Cost of Acquisitions. Key limitations of the Free Cash Flow measure include the assumptions that GWI will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as required dividend payments and principal payments on debt. Free Cash Flow is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of cash flow determined in accordance with Generally Accepted Accounting Principles.

    The following table sets forth a reconciliation of GWI's Net Cash Provided by Operating Activities to GWI's Free Cash Flow:

                                              Years Ended December 31,
                                            ---------------------------
                                                2004           2003
                                            ------------   ------------
Net cash provided by operating activities   $     54,987   $     46,917
Net cash used in investing activities            (24,776)       (75,889)
Cash used for acquisitions                         2,909         54,952
Free cash flow                              $     33,120   $     25,980

SOURCE  Genesee & Wyoming Inc.
    -0-                             02/15/2005
    /CONTACT: John C. Hellmann, Chief Financial Officer, Genesee & Wyoming Inc., +1-203-629-3722/
    /Web site:  http://www.gwrr.com /
-